UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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THE EMPIRE DISTRICT ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE EMPIRE DISTRICT ELECTRIC COMPANY
602 Joplin Street
Joplin, Missouri 64801

March 20, 2006

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:30 a.m., CDT, on Thursday, April 27, 2006, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri.

At the meeting, stockholders will be asked to elect four persons to our Board of Directors for three-year terms and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Your participation in this meeting, either in person or by proxy, is important. Even if you plan to attend the meeting, please promptly vote the enclosed proxy through the Internet, by telephone or by mail.

At the meeting, if you desire to vote in person, you may withdraw the proxy.

Sincerely,
William L. Gipson President and Chief Executive Officer

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 Joplin Street
Joplin, Missouri 64801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock:

Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company will be held on Thursday, the 27th of April, 2006, at 10:30 a.m., CDT, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri, for the following purposes:

1.                To elect four Directors for terms of three years.

2.                To ratify the appointment of PricewaterhouseCoopers LLP as Empire’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.                To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

Any of the foregoing may be considered or acted upon at the first session of the meeting or at any adjournment or adjournments thereof.

Holders of Common Stock of record on the books of Empire at the close of business on March 1, 2006 will be entitled to vote on all matters which may come before the meeting or any adjournment or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be open at our office located at 602 Joplin Street, Joplin, Missouri, to examination by any stockholder for any purpose germane to the meeting, for a period of ten days prior to the meeting, and also at the meeting.

STOCKHOLDERS ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO EITHER VOTE THE ENCLOSED PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN AND DATE THE PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. A STOCKHOLDER WHO PLANS TO ATTEND THE MEETING IN PERSON MAY WITHDRAW THE PROXY AND VOTE AT THE MEETING.

Joplin, Missouri
Dated: March 20, 2006

Janet S. Watson Secretary-Treasurer

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 Joplin Street
Joplin, Missouri 64801

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
APRIL 27, 2006

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Empire District Electric Company, a Kansas corporation, of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, April 27, 2006, and at any and all adjournments of the meeting.

A form of proxy is enclosed for execution by stockholders. The proxy reflects the number of shares registered in a stockholder’s name. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by written notice to the Secretary-Treasurer of Empire, by duly executing a proxy bearing a later date or by voting in person at the meeting.

A copy of our Annual Report for the year ended December 31, 2005 has been mailed or made available electronically to each stockholder of record on the record date for the meeting. You are urged to read the entire Annual Report.

The entire cost of the solicitation of proxies will be borne by us. Solicitation, commencing on or about March 20, 2006, will be made by use of the mails, telephone and fax and by our regular employees without additional compensation. We will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of stock or request authority for the execution of the proxies and will reimburse those brokers or other persons for their expense in so doing.

March 1, 2006 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed. As of the record date, there were 26,058,306 shares of common stock outstanding. Holders of common stock will be entitled to one vote per share on all matters presented to the meeting.

1. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

A. ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The Board of Directors is divided into three classes with the Directors in each class serving for a term of three years. The term of office of one class of Directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Directors are permitted to stand for election until they reach the retirement age of 70.

During 2005, the Board of Directors held three regular two-day meetings, one regular one-day meeting and five special meetings. At these meetings, the Board considered a wide variety of matters involving, among other things, our strategic planning, proposed new generation, our financial condition and results of operations, our capital and operating budgets, regulatory proceedings, personnel matters, succession planning, risk management, industry issues, accounting practices and disclosure, and corporate governance practices. All of the members of the Board of Directors attended more than 75% of the aggregate of the Board meetings and meetings held by all committees of the Board on which the Director served during the periods that the Director served.

Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxies for the election of Mr. D. Randy Laney, Mr. Myron W. McKinney, Mr. B. Thomas Mueller and Mrs. Mary M. Posner, all of whom are current members of the Board of Directors, as Class I Directors. Directors will be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for those individuals and will be excluded from the vote.

While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, proxies will be voted for nominees selected by the Board of Directors.

Information about Nominees

The name, age, principal occupation for the last five years, period of service as a Director of Empire and certain other directorships of each Director are set forth below.

NOMINEES FOR DIRECTOR

CLASS I DIRECTORS
Nominated Term Expiring at the 2009 Annual Meeting

D. Randy Laney, 51, Partner of Investlinc Group (private investment and consumer consulting) since 2003. Founder and Partner of Bentonville Associates Ventures (consumer service consulting) from 1995 to 2003. Founder, Chairman and President of Mercari Technologies (merchandizing optimization) from 1999 to 2003. Vice President of Finance and Treasurer of Wal-Mart Stores from 1991 to 1994. Director of Empire since 2003.

Myron W. McKinney, 61, President and Chief Executive Officer of Empire from 1997 to 2002 (retired). Non-executive Chairman of the Board since 2002. Executive Vice President-Commercial Operations of Empire from 1995 to 1997. Executive Vice President of Empire from 1994 to 1995. Vice President-Customer Service of Empire from 1982 to 1994. Director of Empire since 1991.

B. Thomas Mueller, 58, Founder and President of SALOV North America Corporation (Filippo Berio olive oil importer) since 1987 and an international tax partner with KPMG Peat Marwick from 1979 to 1987. Director of Empire since 2003.

Mary M. Posner, 66, President and Principal of Posner McCleary Inc. (international advertising, marketing and financial relations firm). Founder and President of the Memorial Day Weekend Salute to Veterans Corporation. Director of Empire since 1991. Director of United Missouri Bank of Jefferson City, Jefferson City, Missouri. Director of United Missouri Bank of Columbia, Columbia, Missouri.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS
Term Expiring at the 2007 Annual Meeting

Ross C. Hartley, 58, Co-Founder and Director of NIC Inc. (electronic commerce) since 1991. Director of Empire since 1988.

Julio S. Leon, 67, President of Missouri Southern State University since 1982. Director of Empire since 2001.

Allan T. Thoms, 67, Consultant with Wilk & Associates/LECG (regulatory advocacy) since 2004. Vice President-Public Policy and External Affairs for Verizon Communication Company from 2001 to 2004. Chairman of the Iowa Utilities Board (the public utility regulator in Iowa) from 1995 to 2001. Director of Empire since 2004. Director of Carlisle Communications Company, Dubuque, Iowa.

CLASS III DIRECTORS
Term Expiring at the 2008 Annual Meeting

Kenneth R. Allen, 48, Vice President, Treasurer and Director of Investor Relations of Texas Industries, Inc. (cement, gravel and building products firm) since 1996. Director of Empire since 2005.

William L. Gipson, 49, President and Chief Executive Officer of Empire since May 1, 2002. Executive Vice President from 2001 to 2002. Chief Operating Officer from 2001 to 2002. Vice President-Commercial Operations from 1997 to 2001. Director of Empire since 2002.

Bill D. Helton, 67, Chairman and Chief Executive Officer of New Century Energies (electric utility) until 2000 (retired). Director of Empire since 2004.

Director Compensation

Each Director who is not an officer or full-time employee of Empire is paid a monthly retainer for his or her services as a Director at a rate of $22,500 per annum. In addition, a fee of $1,000 ($1,500 for the Audit Committee) is paid to each non-employee Director for each day the Directors meet and for each meeting of a Committee of the Board that the Director attends in person or by telephone. The Chairman of each Committee receives an annual retainer of $5,000 ($7,500 for the Chairman of the Audit Committee) and the Chairman of the Board receives an annual retainer of $50,000.

Our 2006 Stock Incentive Plan permits our Directors to receive shares of Common Stock in lieu of all or a portion of any cash payment for services rendered as a Director. In addition, a Director may defer all or part of any compensation payable for his or her services under the terms of our Deferred Compensation Plan for Directors. Amounts so deferred are credited to an account for the benefit of the Director and accrue an interest equivalent at a rate equal to the prime rate. A Director is entitled to receive all amounts deferred in a number of annual installments following retirement, as elected by him or her.

In addition to the cash retainer and fees for non-employee Directors, we maintain a Stock Unit Plan for non-employee Directors, which we refer to as the Stock Unit Plan, to provide Directors the opportunity to accumulate compensation in the form of common stock units. When implemented in 1998, the Stock Unit Plan provided Directors the opportunity to convert cash retirement benefits earned under our prior cash retirement plan for Directors into common stock units. All eligible Directors who had benefits under the prior cash retirement plan converted their cash retirement benefits to common stock units. Each common stock unit earns dividends in the form of common stock units and can be redeemed for one share of common stock upon retirement or death of the Director or on a date elected in advance by the Director with respect to awards made on or after January 1, 2006. The number of units granted annually is calculated by dividing the annual contribution rate, which is either the annual retainer fee or such other amount as is established by the Compensation Committee of the Board of Directors, by the fair-market value of our common stock on January 1 of the year the units are granted. Common stock unit dividends are computed based on the fair market value of our common stock on the dividend’s record date. During 2005, 1,642 units were converted to common stock by retired Directors, 9,528 units were granted for services provided in 2005 (based on an annual contribution rate of $25,000), and 3,842 units were granted pursuant to the provisions of the plan providing for the reinvestment of dividends on stock units in additional stock units.

In accordance with Empire’s Corporate Governance Guidelines, Empire encourages Directors to attend education programs relating to the responsibilities of directors of public companies. The expenses for the Directors to attend these courses are paid by Empire. Empire reimburses Directors for expenses incurred in connection with their position as a Director including the reimbursement of expenses for transportation. Empire maintains $250,000 of business travel accident insurance for non-employee Directors while traveling on Empire business.

Director Independence

The Board of Directors has adopted the following categorical standards to assist it in making determinations of independence in accordance with the New York Stock Exchange (the “NYSE”) Listed Company Manual:

1.                A Director shall not fail to meet any of the independence tests set forth in Section 303A.02(b) of the NYSE Listed Company Manual or any successor provisions thereto.

2.                The Board of Directors shall affirmatively determine that, after taking into account all relevant facts and circumstances, the Director has no material relationships with Empire (either directly or as a partner, stockholder or officer of an organization that has a relationship with Empire). For purposes of this determination, the following relationships are not material (unless otherwise prohibited by clause 1 above):

a.                  If a Director (or any family member of a Director) is a current or former customer, or a current or former employee or Director of a customer (or an affiliate of a customer), of Empire.

b.                 If a Director is a former employee of an organization which provides investment banking services to Empire or which publishes research opinions with respect to any securities of Empire.

c.                  If a family member of a Director is an employee of, or otherwise affiliated with, a charitable organization to which Empire contributes less than $25,000 in any fiscal year.

d.                 If a Director (or any family member of a Director) receives benefits payments under Empire’s Retirement Plan or Empire’s Supplemental Executive Retirement Plan.

e.                  If a Director is an executive officer of an organization which is affiliated with an organization where an executive officer of Empire serves on the board.

The Board of Directors has determined that each of the following meet the independence standards adopted above:  Kenneth R. Allen, Ross C. Hartley, Bill D. Helton, D. Randy Laney, Julio S. Leon,

Myron W. McKinney, B. Thomas Mueller, Mary M. Posner and Allan T. Thoms. The Board of Directors has determined that William L. Gipson does not meet the independence standards adopted above.

Executive Sessions

After each Board meeting, the terms of our Corporate Governance Guidelines provide that Directors will meet in two separate executive sessions chaired by the Chairman of the Board, as follows: (1) all of the Directors and the CEO will meet in executive session and (2) all of the non-management Directors will meet in executive session. All of the non-management Directors of Empire are also independent Directors.

Committees of the Board of Directors

Audit Committee

We have an Audit Committee of the Board of Directors. The Board has adopted and approved a written charter for the Audit Committee. The charter is available on our website at www.empiredistrict.com. The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”).

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors’ qualification and independence and (4) the performance of our internal audit function and independent auditors. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of our independent auditors. The Audit Committee held nine meetings during 2005. The members of the Audit Committee are Mrs. Posner and Messrs. Allen, Hartley and Mueller, each of whom is independent (as independence is defined in the NYSE Listing Standards and the rules of the Securities and Exchange Commission (the “SEC”) applicable to audit committee members) and is financially literate (as determined by the Board in its business judgment in accordance with NYSE Listing Standards). The Board has also determined that Messrs. Allen and Mueller are “audit committee financial experts” (as defined in Item 401(h) of Regulation S-K). The report of the Audit Committee can be found below under the heading “Other Matters—Audit Committee Report.”

Compensation Committee and Compensation Committee Interlocks and Insider Participation

We have a Compensation Committee of the Board of Directors. The Compensation Committee assists the Board in establishing and overseeing Director and executive officer compensation policies and practices of Empire on behalf of the Board. The Compensation Committee determines the compensation of each of our executive officers. The charter for the Compensation Committee is available on our website at www.empiredistrict.com. The Compensation Committee held three meetings during 2005. The members of our Compensation Committee are Mrs. Posner and Messrs. Helton, Leon and Laney. The Board has determined that each member of the Compensation Committee is “independent” as defined by the NYSE Listing Standards. The report of the Compensation Committee can be found below under the heading “Executive Compensation—Compensation Committee Report on Executive Compensation.”

None of the members of our Compensation Committee has ever been an officer or employee of Empire or any of its subsidiaries. None of our current executive officers has ever served as a Director or member of the Compensation Committee (or other Board committee performing equivalent functions) of another for-profit corporation.

Nominating/Corporate Governance Committee

We have a Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee is primarily responsible for (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select (or re-nominate) the Director nominees for the next annual meeting of stockholders, (2) developing and recommending to the Board a set of corporate governance guidelines applicable to Empire, (3) overseeing the evaluation of the Board and its committees, (4) annually reviewing and recommending Board committee membership, and (5) working with the Board to evaluate and/or nominate potential successors to the CEO. The charter for the Nominating/Corporate Governance Committee is available on our website at www.empiredistrict.com. The Committee held three meetings in 2005. The members of the Committee are Messrs. Allen, Leon, Mueller and Thoms. The Board has determined that each member of the Nominating/Corporate Governance Committee is “independent” as defined by the NYSE Listing Standards. The report of the Nominating/Corporate Governance Committee can be found below under the heading “—Nominating/Corporate Governance Committee Report.”

Director Nomination Process

The Nominating/Corporate Governance Committee selects as candidates those nominees it believes would best represent the interests of the stockholders. This assessment includes such issues as experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. In addition, the Committee takes into account the nature of and time involved in the Director’s other employment and service on other boards. The Committee reviews with the Board, as required, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of Empire. When seeking new candidates, the Committee has sometimes paid a fee to a third party to assist in the process of identifying and evaluating candidates.

The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders for election to the Board of Directors. In order to be considered, proposals for nominees for director by stockholders must be submitted in writing to Corporate Secretary: The Empire District Electric Company, 602 Joplin Street, Joplin, Missouri 64801.

In order to nominate a director at the Annual Meeting, Empire’s By-Laws require that a stockholder follow the procedures set forth in Article VI, Section 5 of Empire’s Restated Articles of Incorporation. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time it gives notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered (i) in the case of a nomination for election at an annual meeting, not less than 35 days nor more than 60 days prior to the annual meeting; and (ii) in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or the public disclosure was made.

The stockholder notice must set forth the following:

•       As to each person the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for the election of directors, or is otherwise required by applicable law (including the person’s written consent to being named as a nominee and to serving as a director if elected), and

•       As to the nominating stockholder on whose behalf the nomination is made, (a) the name and address, as they appear on Empire’s books, (b) a representation that the stockholder is a holder of record of the common stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. We did not receive any recommendations for director nominees for the current Annual Meeting of Stockholders by any of our stockholders.

Nominating/Corporate Governance Committee Report

The Nominating/Corporate Governance Committee, upon its own recommendation, recommended that the Board of Directors nominate D. Randy Laney, Myron W. McKinney, B. Thomas Mueller and Mary M. Posner for re-election as Class I Directors, subject to stockholder approval, for a three-year term ending at the Annual Meeting of Stockholders in 2009.

Empire’s Board of Directors operates pursuant to a set of written Corporate Governance Guidelines that set forth Empire’s corporate governance philosophy and the governance policies and practices that the Board has established to assist in governing Empire and its affiliates. The Guidelines describe the Board membership criteria and the internal policies and practices by which Empire is operated and controlled on behalf of its stockholders.

In 2005, the Board and its committees continued to examine their processes and strengthen them as appropriate, and the Board’s evaluation of Empire’s corporate governance processes is ongoing. This assures that the Board and its committees have the necessary authority and practices in place to review and evaluate Empire’s business operations as needed, and to make decisions that are independent of Empire’s management. As examples, the Board and its committees undertake an annual self-evaluation process, meet regularly without members of management present, have full access to officers and employees of Empire, and retain their own advisors as they deem appropriate.

The Code of Business Conduct and Ethics, which is applicable to all of our Directors, officers and employees, and the Corporate Governance Guidelines comply with the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange. We also have a separate code of ethics that applies to our chief executive officer and our senior financial officers, including our chief financial officer and our chief accounting officer. All of our corporate governance materials, including our codes of conduct and ethics and our Corporate Governance Guidelines, are available for public viewing on our website at www.empiredistrict.com under the Corporate Governance button on the home page or under the heading Investor Relations, Corporate Governance. Copies of our corporate governance materials are also available without charge to stockholders who request them in writing from: Corporate Secretary, The Empire District Electric Company, 602 Joplin Street, Joplin, Missouri 64801.

Julio S. Leon, Chairman
Kenneth R. Allen
B. Thomas Mueller
Allan T. Thoms

Attendance at Annual Meetings

Empire’s Corporate Governance Guidelines provide that Directors are expected to attend the annual meeting of stockholders. All members of Empire’s Board of Directors attended the Annual Meeting of Stockholders in 2005 except for Mrs. Posner.

Stock Ownership of Directors and Officers

The following table shows information with respect to the number of shares of our common stock beneficially owned as of March 1, 2006 by each of our executive officers named in the Summary Compensation Table, each Director and our Directors and executive officers as a group. The shares reported as beneficially owned include (a) shares owned by certain relatives with whom the Directors or officers are presumed, for proxy statement reporting purposes, to share voting or investment power and (b) shares accrued for the benefit of certain officers under certain of our employee benefit plans.

Name	Position	Shares of Common Stock Beneficially Owned(1)
Myron W. McKinney	Chairman of the Board	28,846
Kenneth R. Allen	Director	4,335
Ross C. Hartley	Director	23,866
Bill D. Helton	Director	1,913
D. Randy Laney	Director	500
Julio S. Leon	Director	1,973
B. Thomas Mueller	Director	572
Mary M. Posner	Director	12,303
Allan T. Thoms	Director	620
William L. Gipson	President and Chief Executive Officer and Director	26,434
Bradley P. Beecher	Vice President-Energy Supply	6,311
David W. Gibson(2)	Vice President-Regulatory and General Services	10,314
Gregory A. Knapp	Vice President-Finance and Chief Financial Officer	6,590
Michael E. Palmer	Vice President-Commercial Operations	4,902
Directors and named executive officers, as a group		129,479

(1)          No Director or executive officer owns more than 0.5% of the outstanding shares of our common stock and all Directors and executive officers as a group own less than 1% of the outstanding shares of our common stock.

(2)          Mr. Gibson will retire effective April 30, 2006 and will be replaced by Kelly S. Walters.

Other Stock Ownership

No person known to us owns beneficially more than 5% of our common stock.

EXECUTIVE COMPENSATION

Set forth below is information concerning the various forms of compensation of each person who was (i) at any time during 2005 our Chief Executive Officer or (ii) at December 31, 2005, one of our four most highly compensated executive officers, other than the Chief Executive Officer.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
					Awards	Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options/ SARs (#) (1)	LTIP Payouts ($) (2)	All Other Compensation (3)
William L. Gipson, 49	2005	$300,000	$104,055	—	22,800	$100,097	$6,781
President and Chief	2004	300,000	49,088	—	31,600	—	5,788
Executive Officer	2003	275,000	114,450		28,900	—	5,335
Bradley P. Beecher, 40	2005	$153,000	$26,521	—	3,500	$17,874	$5,105
Vice President-	2004	153,000	21,882	—	4,900	—	5,367
Energy Supply	2003	134,000	27,598		4,300	—	6,447
David W. Gibson, 59	2005	$132,000	$23,760	—	3,100	$17,874	$5,541
Vice President-Regulatory	2004	132,000	10,207	—	4,200	—	6,063
and General Services(4)	2003	128,000	28,224		4,100	—	9,730
Gregory A. Knapp, 54	2005	$141,000	$28,553	—	3,300	$16,098	$4,495
Vice President-Finance and	2004	141,000	24,874	—	4,500	—	7,597
Chief Financial Officer	2003	118,000	23,381		3,800	—	4,153
Michael E. Palmer, 49	2005	$149,000	$20,776	—	3,400	$17,874	$5,060
Vice President-	2004	149,000	12,214	—	4,800	—	6,831
Commercial Operations	2003	132,000	17,364		4,200	—	6,786

(1)    Set forth below is information concerning individual grants of stock options made under our 1996 Stock Incentive Plan to each of the named executive officers.

(2)    Represents the value of shares awarded in 2005 based upon performance criteria established for the individual officers under the performance-based restricted stock awards granted in 2002.

(3)    Included for 2005:  (a) our matching contributions under our 401(k) Retirement Plan in the amounts of $5,962, $4,590, $3,960, $4,230 and $4,470 for Messrs. Gipson, Beecher, Gibson, Knapp and Palmer, respectively and (b) our payments of premiums for term life insurance on behalf of Messrs. Gipson, Beecher, Gibson, Knapp and Palmer in the amounts of $819, $405, $1,471, $265 and $590, respectively.

(4)    Mr. Gibson will retire effective April 30, 2006.

Option Grants in 2005

	Individual Grants (1)
	Number of Securities Underlying Options	Percent of Total Options Granted to	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (#)	Employees in 2005	($/Share)	Date	5% ($)	10% ($)
William L. Gipson	22,800	58.3%	22.77	02/02/2015	326,494	827,401
Bradley P. Beecher	3,500	9.0%	22.77	02/02/2015	50,120	127,013
David W. Gibson	3,100	7.9%	22.77	02/02/2015	44,392	112,498
Gregory A. Knapp	3,300	8.4%	22.77	02/02/2015	47,256	119,755
Michael E. Palmer	3,400	8.7%	22.77	02/02/2015	48,688	123,384

(1)           These options have a ten-year term and first become exercisable on the third anniversary of the grant date provided the named executive officer remains in employment until that date, but subject to accelerated vesting in the event of a change in control of Empire or termination of employment under certain specified circumstances. The stock options granted to the Chief Executive Officer in 2005 were designed to have a value equal to 50% of his annual rate of base salary (as determined at the beginning of the year). For each of the other executive officers, the stock option grants in 2005 were designed to have a value equal to 15% of the executive’s base salary. The stock options were valued on the basis of an expanded Black-Scholes model provided by a management consulting firm. Dividend equivalent rights were also awarded in conjunction with each stock option grant in 2005; however, the Potentially Realizable Values for stock options granted in 2005 and reflected in the above table do not reflect the value of such dividend equivalents.

Set forth below is information concerning each exercise of stock options during 2005 by each of the named executive officers and the value of unexercised options at December 31, 2005.

Aggregated Option Exercises in 2005 and Values at December 31, 2005

	Number of Securities Underlying Options/SARs	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005 (#) (2)	Value of Unexercised In-the-Money Options at December 31, 2005 ($)
Name	Exercised (#)	($) (1)	Exercisable/Unexercisable	Exercisable/Unexercisable
William L. Gipson	20,800	123,767	0 / 83,300	0 / 13,976
Bradley P. Beecher	3,700	21,803	0 / 12,700	0 / 1,790
David W. Gibson	3,600	21,418	0 / 11,400	0 / 2,396
Gregory A. Knapp	3,000	17,852	0 / 11,600	0 / 1,334
Michael E. Palmer	3,700	21,675	0 / 12,400	0 / 1,728

(1)          Includes the value of the accumulated dividend equivalent rights on the exercised options which were converted to restricted shares on the third anniversary of the grant date and were vested and issued in 2005. Subsequent to these payments on dividend equivalents in 2005, payments on dividend equivalents are no longer linked to the exercise of stock options.

(2)          Each individual has also been granted a number of dividend equivalents equal to the number of unexercisable options the individual has been granted.

Set forth below is information concerning long-term performance-based awards granted in 2005 under our 1996 Stock Incentive Plan to each of the named executive officers.

Long-Term Incentive Plans—Awards in 2005

	Number of Shares, Units	Performance or Other	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	or Other Rights(1)	Period Until Maturation or Payout	Threshold (# of Shares)	Target (# of Shares)	Maximum (# of Shares)
William L. Gipson	7,000	3 years	3,500	7,000	14,000
Bradley P. Beecher	1,100	3 years	550	1,100	2,200
David W. Gibson	1,000	3 years	500	1,000	2,000
Gregory A. Knapp	1,000	3 years	500	1,000	2,000
Michael E. Palmer	1,100	3 years	550	1,100	2,200

(1)           The performance-based restricted stock award granted to Mr. Gipson in 2005 was designed to have a value equal to 50% of his annual rate of base salary at the target level of performance (as determined at the beginning of the year). For each of the other named executive officers, the performance-based restricted stock awards in 2005 were designed to have a value equal to 15% of the executive’s base salary at the target level of performance. The value of the performance-based restricted stock awards was determined on the basis of a model provided by a management consulting firm.

Retirement Plans

We maintain a Retirement Plan covering substantially all of our employees. The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code. Each covered employee is eligible for retirement at normal retirement date (age 65), with early retirement permitted under certain conditions. We also maintain a Supplemental Executive Retirement Plan which covers our officers who are participants in the Retirement Plan. This Plan is intended to provide benefits which, except for the application of the limits of Section 415 and Section 401(a)(17) of the Internal Revenue Code, would have been payable under the Retirement Plan. This Plan is not qualified under the Internal Revenue Code and benefits payable under the plan are paid out of our general funds.

The following table shows estimated maximum annual benefits payable following retirement (assuming payments on a normal life annuity basis and not including any survivor benefit) to an employee in specified remuneration and Years of Credited Service classifications. These amounts are based on assumed average annual earnings in the years preceding retirement and retirement at a normal retirement age of 65 and are approximated without consideration of any reduction which would result from various options which may be elected prior to actual retirement. Only that portion of the Pension Plan Table which is reasonably likely to be applicable to our named executive officers has been reproduced in this proxy statement.

Pension Plan Table

Average Annual	Years of Credited Service(2)
Earnings(1)	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$150,000	$33,863	$45,150	$56,438	$67,725	$79,013	$91,201
175,000	39,956	53,275	66,594	79,913	93,231	107,450
200,000	46,050	61,400	76,750	92,100	107,450	123,700
225,000	52,144	69,525	86,906	104,288	121,669	139,950
250,000	58,238	77,650	97,063	116,475	135,888	156,201
275,000	64,331	85,775	107,219	128,663	150,106	172,450
300,000	70,425	93,900	117,375	140,850	164,325	188,700
325,000	76,519	102,025	127,531	153,038	178,544	204,950
350,000	82,613	110,150	137,688	165,225	192,763	221,201
375,000	88,706	118,275	147,844	177,416	206,981	237,450
400,000	94,800	126,400	158,000	189,600	221,200	253,700
425,000	100,894	134,525	168,156	201,788	235,419	269,950
450,000	106,988	142,650	178,313	213,975	249,638	286,201
475,000	113,081	150,775	188,469	226,163	263,856	302,450
500,000	119,175	158,900	198,625	238,350	278,075	318,700
525,000	125,269	167,025	208,781	250,538	292,294	334,950
550,000	131,363	175,150	218,938	262,725	306,513	351,201

(1)          “Average Annual Earnings” is the average annual compensation over the five consecutive years within the ten-year period prior to termination of employment which produces the highest average. The compensation used to calculate this average for a salaried employee is the aggregate of the employee’s annual compensation, which generally corresponds with the employee’s salary and incentive compensation. The earnings of Messrs. Gipson, Beecher, Gibson, Knapp and Palmer covered by the Plans correspond substantially to such amounts shown for them in the Summary Compensation Table.

(2)           As of March 1, 2006, Messrs. Gipson, Beecher, Gibson, Knapp and Palmer had accrued 25, 16, 27, 26 and 20 Years of Credited Service, respectively, under the Retirement Plan and the Supplemental Executive Retirement Plan.

Severance Pay Plan

We have a Change of Control Severance Pay Plan, referred to as the Severance Plan, which provides certain key employees with severance benefits following a change in control of Empire. A change in control generally includes: (i) specified events relating to the continued existence of Empire in its current form, (ii) an acquisition by any person of 25% or more of the securities entitled to vote in the election of Directors, or (iii) the current Directors, or their approved successors, no longer constitute a majority of the Board of Directors. All of our executive officers and some of our senior managers were selected by the Compensation Committee of the Board of Directors to enter into one-year agreements pursuant to the Severance Plan, which are automatically extended for one-year terms unless we have given prior notice of termination.

A participant in the Severance Plan is entitled to receive specified benefits in the event of certain involuntary terminations of employment (including terminations by the employee following specified changes in duties, benefits, etc., that are treated as involuntary terminations) occurring within three years after a change in control, or a voluntary termination of employment occurring during a period of twelve to eighteen months after a change in control.

Under the Plan, an executive officer participant would be entitled to receive benefits of three times such participant’s annual compensation. A participant who is not an executive officer would receive approximately two weeks of severance compensation for each full year of employment with us, with a minimum of seventeen weeks. Payments to participants resulting from involuntary terminations are to be paid in a lump sum within 30 days following termination, while payments resulting from voluntary termination are paid in monthly installments and cease if the participant becomes otherwise employed. In addition, all restricted stock held by a participant vests upon voluntary or involuntary termination after a change of control. Also, participants who qualify for payments under the Severance Plan will continue to receive benefits for a specified period of time under health, insurance and our other employee benefit plans in existence at the time of the change in control. If any payments are subject to the excise tax on “excess parachute payments” under Section 4999 of the Internal Revenue Code, executive officer participants are also entitled to an additional amount essentially designed to put them in the same after-tax position as if this excise tax had not been imposed.

Compensation Committee Report on Executive Compensation

Our executive compensation policies are designed to enable us to attract and retain high caliber individuals for key positions while at the same time linking their compensation to the interests of our stockholders, our financial performance and their own performance. This is accomplished by dividing executive compensation into five components:  a base salary and four types of incentive compensation. These four types of incentive compensation consist of a cash annual incentive award tied to performance measured against predetermined short-term tactical goals, stock options, dividend equivalent rights, and restricted stock with an earn-out feature tied to the Company’s performance. In no event will any incentive compensation be awarded unless we pay dividends per share of common stock at least equal to the dividends per share paid in the preceding year.

The total compensation package for executive officers has been set at levels designed to be competitive with other companies in our peer group. For 2005 and 2006, the total compensation package for each executive officer was targeted (or is targeted, in the case of 2006) so as to place the executive officer within the 37th to 50th percentile range when compared to a peer group of companies assuming performance at target levels by the executive officer and the Company (with the 100th percentile representing the highest level of total compensation). The companies in the peer group are for the most part either electric or electric and gas utilities.

The base salary of each executive officer is set at the beginning of the calendar year (and adjusted, if necessary, upon a change in office or responsibilities) by the Committee. For 2005, the mid-point base salary for each executive officer position was set at the 25th percentile for the applicable position for our peer group as established in a 2004 study prepared by a management consulting firm (with the 100th percentile representing the highest level of base salary). Adjustments were made to this mid-point base salary level to reflect the executive’s experience and performance. For 2006, the base salary for our Chief Executive Officer was held at the same level as in 2004 and 2005.

Our annual incentive plan is the short-term component of our incentive compensation package. Under this plan, executive officers can earn additional compensation based on their performance measured against annual tactical goals. The specific tactical goals for each executive for each calendar year and the weight to be attached to each goal are established at the beginning of the calendar year and are geared to the particular executive’s responsibilities. Examples of the performance measures utilized under the annual incentive plan for the award with respect to 2005 (paid in early 2006) and for the award to be made with respect to 2006 (payable in 2007) include expense control, regulatory performance, project completion, financial performance, and customer service. Threshold, target and maximum performance levels are set for each performance measure. For executives to receive any incentive compensation based on any particular performance measure, at least the threshold level of performance must have been achieved. Greater incentive compensation is payable under the annual incentive plan if the target or maximum performance is achieved. If the target level objective is reached in each of the executive officer’s performance areas, the executive officer would receive the target annual incentive award established for that executive. In the case of the award for 2005 (paid in early 2006) and the award for 2006 (payable in early 2007), the target annual incentive award was set at 35% of base salary for the Chief Executive Officer and was set at 15% of base salary for all other officers. The award under the annual incentive plan is paid in cash.

The other three types of incentive compensation—stock options, dividend equivalents and performance-based restricted stock—are intended to motivate executive officers over the long-term to respond to our business opportunities and challenges in furtherance of the interests of our stockholders and to align the interests of the executive officers with those of our stockholders. The stock options and dividend equivalents combined are intended to represent approximately one-half of the total value of each executive’s long-term incentive opportunity with the performance-based restricted stock representing the remaining one-half.

The stock options granted in 2005 and 2006 to executive officers enable the executives to purchase shares of our common stock at an option price equal to the average value of our common stock on the grant date. These options have a ten-year term and first become exercisable on the third anniversary of the grant date provided the executive remains employed until that date, but subject to accelerated vesting in the event of a change in control of Empire or termination of employment under certain specified circumstances. Dividend equivalents were also awarded in 2005 and 2006 in conjunction with each stock option grant. Under these dividend equivalent awards, the dividends that would have been payable if the executive owned the shares covered by the options granted are accumulated until the earliest of the third anniversary of the date of grant, the date of a change in control of Empire, or the date of termination of employment, and are then converted on the earlier of that third anniversary or the date of a change in control into fully vested shares of our common stock issued under our stock incentive plan equivalent in value to the accumulated dividends. The dividend equivalents are subject to forfeiture if the executive’s employment terminates before such conversion date except under certain specified circumstances.

The stock options granted combined with the dividend equivalents awarded to the Chief Executive Officer in 2005 and 2006 were designed to have a value equal to 50% of his annual rate of base salary (as determined at the beginning of the year). For each of the other executive officers, the stock option grants combined with the dividend equivalents awarded in 2005 and 2006 were designed to have a value equal to 15% of the executive’s base salary. The stock options were valued on the basis of an expanded Black-Scholes model provided by a management consulting firm.

The performance-based restricted stock awards granted to executive officers in 2005 and 2006 provide the executive with the opportunity to receive a number of shares of our common stock at the end of a three-year performance period if performance goals set forth in the award are satisfied. The performance goals are tied to the percentile ranking of our total stockholder return (share price appreciation or decline plus dividends paid) for the three-year performance period as measured against a pre-selected peer group of companies for the same period. The threshold level of performance under the 2005 and 2006 grants was set at the 20th percentile level of the peer group, target at the 50th percentile level, and maximum at the 80th percentile level. The executive would earn at the end of the performance period (December 31, 2007 in the case of awards made in 2005 or December 31, 2008 in the case of awards made in 2006) 100% of the target number of shares if the target level of performance is reached, 50% if the threshold is reached, and 200% if the percentile ranking is at or above the maximum, with the number of shares interpolated between these levels. However, no shares would be payable if the threshold is not reached. The performance-based restricted stock awards are subject to forfeiture if the executive’s employment terminates, except under certain specified circumstances the executive might be entitled to a pro-rata portion of the shares that the executive would otherwise have earned. Earned shares are distributed after the end of the performance period (i.e., in early 2008 in the case of the award made in 2005 and early 2009 in the case of the award made in 2006).

The performance-based restricted stock awards granted to the Chief Executive Officer in 2005 and 2006 were designed to have a value equal to 50% of his annual rate of base salary at the target level of performance (as determined at the beginning of the year). For each of the other executives, the performance-based restricted stock awards in 2005 and 2006 were designed to have a value equal to 15% of the executive’s base salary at the target level of performance. The value of the performance-based restricted stock awards was determined on the basis of a model provided by a management consulting firm.

Regardless of the extent to which performance goals are met in any calendar year, no incentive compensation is provided to any executive for any year in which we do not pay dividends per share of common stock at least equal to the dividends per share paid in the preceding year. Thus, if the dividend had been reduced in 2005 compared to 2004, no annual incentive compensation awards would have been payable in 2006 with respect to 2005 performance and no grants of stock options, dividend equivalents or performance-based restricted stock would be made in 2006. This restriction did not come into play because the dividends paid in 2005 on each share of our common stock were equal to those paid in 2004.

The compensation of our Chief Executive Officer was determined in accordance with the policies discussed in this report. For 2005, the base salary paid to Mr. Gipson was $300,000. As a result of the level of attainment of performance goals, Mr. Gipson received an award of $104,055 for 2005 (paid in 2006) under our annual incentive plan. During 2005, Mr. Gipson was granted options to purchase 22,800 shares of our common stock. The option price per share under these options is $22.77, which was the average value of our common stock on the date of grant. Mr. Gipson was also granted during 2005 dividend equivalents related to those stock options. In addition, during 2005, Mr. Gipson was awarded 7,000 shares (at target) of performance-based restricted stock. The terms of the stock options, dividend equivalents and performance-based restricted stock were consistent with the description of these types of awards provided above in this report.

On February 1, 2006, the Compensation Committee, based upon the analysis and recommendation of its consulting firm, concluded the percentile ranking of our total stockholder return (share price appreciation or decline plus dividends paid) measured against a peer group for the performance-based restricted stock awards made during 2003 was 21.6%. Under the terms of the plan, our Chief Executive Officer was awarded 4,635 shares of our common stock.

Based on our current level of executive compensation, the Committee does not believe it is necessary to adopt a policy with respect to Section 162(m) of the Internal Revenue Code at this time.

D. Randy Laney, Chairman
Bill D. Helton
Julio S. Leon
Mary M. Posner

B. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

(Item 2 on Proxy Card)

Empire is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2006. PwC was appointed by the Audit Committee of the Board of Directors on March 2, 2006 and has acted in this capacity since 1992.

Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Empire and its stockholders.

Passage of the proposal requires the affirmative vote of a majority of the votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2006.

2. OTHER MATTERS

Audit Committee Report

The Audit Committee reviews Empire’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be included in the 2005 Annual Report on SEC Form 10-K with Empire’s management and the independent auditors. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether Empire maintained effective internal control over financial reporting and management’s assessment of such effectiveness.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including Statement of Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors, the auditor’s independence with respect to Empire and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, received from the independent auditors. The Audit Committee has considered whether the services provided by the independent auditors in 2005, described in this proxy statement, are compatible with maintaining the auditor’s independence and has concluded that the auditor’s independence has not been impaired by its engagement to perform these services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Empire’s Annual Report on SEC Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Mary M. Posner, Chairman
Kenneth R. Allen
Ross C. Hartley
B. Thomas Mueller

Fees Billed by Our Independent Auditors During Each of the Fiscal Years Ended December 31, 2005 and December 31, 2004

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting for the purpose of answering questions which any stockholder may wish to ask, and such representatives will have an opportunity to make a statement at the meeting.

Audit Fees

The aggregate fees billed by our independent auditors for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K, the audit of our internal control over financial reporting, the review of our interim financial statements included in our Quarterly Reports on Form 10-Q, as well as services provided in connection with certain equity and debt offerings of the Company, totaled $624,625 for the year ended December 31, 2005, as compared to $631,629 for the year ended December 31, 2004.

Audit-Related Fees

The aggregate fees billed by our independent auditors for audit-related services during each of the fiscal years ended December 31, 2005 and 2004 totaled $183,189 and $22,300, respectively. For 2005, audit-related fees consisted of due diligence assistance, and accounting consultations regarding our potential Missouri Gas acquisition and certain regulatory and other matters. For 2004, audit-related fees consisted of due diligence assistance and accounting consultations regarding certain regulatory and other matters.

Tax Fees

The aggregate fees billed by our independent auditors for tax services during each of the years ended December 31, 2005 and 2004 totaled $23,247 and $31,798, respectively. Tax fees consist of tax consultation and tax compliance services.

All Other Fees

The aggregate fees billed by our independent auditors for other services during each of the years ended December 31, 2005 and 2004 totaled $1,500 per year related to our use of an Internet-based accounting research tool provided by PwC.

Audit Committee Pre-Approval Policies and Procedures

All auditing services and non-audit services provided to us by our independent auditors must be pre-approved by the Audit Committee (other than the de minimus exceptions provided by the Exchange Act). All of the Audit, Audit-Related and Tax Fees shown above for 2005 and 2004 met this standard.

Communications with the Board of Directors

The Board of Directors provides a process for security holders to send communications to the Board, including those communications intended for non-management Directors. These procedures may be found on our website at www.empiredistrict.com.

Comparison of Stockholder Returns

Set forth below is a graph and table indicating the value at the end of the specified years of a $100 investment made on December 31, 2000, in our common stock and similar investments made in the securities of the companies in the Standard & Poor’s 500 Composite Index (“S&P 500 Index”) and the Standard & Poor’s Electric Utilities Index (“S&P Electric Utility”). The graph and table assume that dividends were reinvested when received.

	The Empire District Electric Company	S&P Electric Utility	S&P 500 Index
2000	$100.00	$100.00	$100.00
2001	85.03	83.29	88.17
2002	78.76	70.69	68.71
2003	101.05	87.53	88.35
2004	110.90	110.68	97.91
2005	105.22	130.19	102.65

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors and executive officers to file reports of changes in ownership of our equity securities with the SEC and the NYSE. SEC regulations require that Directors and executive officers furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005 all our officers and Directors complied with applicable Section 16(a) filing requirements.

Other Business

At the date of this proxy statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of Empire and its stockholders.

3. STOCKHOLDER PROPOSALS

The 2007 Annual Meeting is tentatively scheduled to be held on April 26, 2007. Specific proposals of stockholders intended to be presented at that meeting (1) must comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and our Articles of Incorporation, and (2) if intended to be included in our proxy materials for the 2007 Annual Meeting, must be received at Empire’s principal office not later than November 20, 2006. If the date of the 2007 Annual Meeting is changed by more than 30 days from April 26, 2007, stockholders will be advised of such change and of the new date for submission of proposals.

4. HOUSEHOLDING

The SEC has adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings for us. In order to take advantage of this opportunity, we may have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing to us at the following address: Investor Relations Department, The Empire District Electric Company, 602 Joplin Street, Joplin, Missouri 64801.

If you are currently a stockholder sharing an address with another stockholder and wish to have your future proxy statements and annual reports householded (i.e., receive only one copy of each document for your household), please contact us at the above address.

5. ELECTRONIC PROXY VOTING

Registered stockholders can vote their shares via (1) a toll-free telephone call from the U.S.; (2) the Internet; or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

Dated:   March 20, 2006

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EITHER VOTE THE ENCLOSED PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. A STOCKHOLDER WHO PLANS TO ATTEND THE MEETING IN PERSON MAY WITHDRAW THE PROXY AND VOTE AT THE MEETING.

TWO ADDITIONAL WAYS TO VOTE

Vote by Internet	Vote by Telephone

It’s fast, convenient, and your vote is immediately confirmed and registered. Go to Web site:	It’s fast, convenient, and your vote is immediately confirmed and registered. Call toll-free on a touch-tone phone in the U.S. or Canada:
http://www.eproxy.com/ede/	1-800-560-1965

Follow these three easy steps:	Follow these three easy steps:
• Read the accompanying Proxy Statement and Proxy Card.	• Read the accompanying Proxy Statement and Proxy Card.
• Go to Web site http://www.eproxy.com/ede/	• Call the toll-free phone number above.
• Follow the simple instructions.	• Follow the simple instructions.

VOTE 24 HOURS A DAY

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

You are cordially invited to attend the 2006 Annual Meeting of Stockholders on Thursday, April 27, 2006, at 10:30 A.M. (Central Daylight Time) at the Holiday Inn, 3615 South Range Line, Joplin, Missouri.

It is important that these shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials. You may vote by telephone or Internet or you may sign, date and return this proxy card.

The Empire District Electric Company

[GRAPHIC]

602 Joplin Street

Joplin, MO 64801

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 27, 2006.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints W. L. Gipson, G. A. Knapp and J. S. Watson, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, all shares of Common Stock of The Empire District Electric Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn, 3615 South Range Line, Joplin, Missouri, on April 27, 2006, at 10:30 A.M. (CDT), or any adjournment thereof.

This proxy also provides voting instructions for shares held by THE VANGUARD GROUP, TRUSTEE FOR THE EMPIRE DISTRICT ELECTRIC COMPANY 401(K) PLAN AND ESOP, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in the Plan. The Trustee will vote these shares as you direct. If no direction is given to the Trustee, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. For registered shares, this card should be voted, by Internet, telephone or mail, in time to reach the Company’s proxy tabulator, Wells Fargo Shareowner Services, by 11:59 A.M. (CDT) on Wednesday, April 26, 2006. For shares allocable to the 401(k) Plan and ESOP, this card should be voted by 11:59 A.M. (CDT) on Monday, April 24, 2006. Individual proxy voting and voting instructions will be kept confidential.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 A.M. (CDT) on April 26, 2006.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/ede/ — QUICK *** EASY *** IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 A.M. (CDT) on April 26, 2006.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•                  Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to THE EMPIRE DISTRICT ELECTRIC COMPANY, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Class I directors:	01 D. Randy Laney 02 Myron W. McKinney	03 B. Thomas Mueller 04 Mary M. Posner	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Empire’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐ For	☐ Against	☐ Abstain

3.	Upon any other matter which may come before the meeting in their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.